UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 2, 2006

VIPER POWERSPORTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

19950 177th St., Ste. F Big Lake, MN		55309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 263-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Election of Directors

On April 26, 2006, Viper Powersports Inc., a Nevada corporation (Viper) increased the number of persons serving on its Board of Directors from three to five, and concurrently the board appointed two future directors to fill the new vacancies. These two new Viper directors are Randy Simpson and Robert Van Den Berg, and their term of service will commence only upon the effectiveness of a public offering of Viper units which has been filed for registration with the SEC. Messrs. Simpson and Van Den Berg will be regarded as Director Elects of Viper until the effectiveness of this proposed public offering.

Mr. Simpson and Mr. Van Den Berg both qualify as “independent” directors under the requirements of the SEC and NASD. The Viper board has not yet made an official determination regarding any committee assignments for these two Director Elects, but it is expected that Mr. Simpson will serve on an audit committee and Mr. Van Den Berg will serve on a compensation committee. One or both of them also may serve on other board committees after their terms become effective.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viper Powersports Inc.

Dated: May 2, 2006	By:	/s/ John Lai
John Lai, President